Execution Version

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF IN CONTRAVENTION OF SECTION 5 OF SUCH ACT.

XFIT BRANDS, INC.

THROWDOWN INDUSTRIES HOLDINGS, LLC

THROWDOWN INDUSTRIES, LLC

THROWDOWN INDUSTRIES, INC.

$3,500,000

9.00% Senior Secured Fixed Rate Note due July 12, 2020

Registered	New York, New York

No. R-5	Dated: December 16, 2016

Each of Throwdown Industries Holdings, LLC, a Delaware limited liability company (“Holdings”), Throwdown Industries, LLC, a Delaware limited liability company (“TD LLC”), XFit Brands, Inc., a Nevada Corporation (“XFit Brands”), and Throwdown Industries, Inc., a California corporation (“TDI” and, together with Holdings, XFit Brands and TD LLC, each, an “Obligor” and, collectively, the “Obligors”), for value received, hereby jointly and severally promises to pay to PIMCO Funds: Private Account Portfolio Series: PIMCO High Yield Portfolio, a separate investment portfolio of PIMCO Funds, a Massachusetts business trust (the “Purchaser”), the principal sum of THREE MILLION FIVE HUNDRED THOUSAND DOLLARS ($3,500,000) on July 12, 2020 or such earlier date on which this Note is accelerated pursuant to the Note Purchase Agreement or subject to optional redemption by Holdings, on behalf of the Obligors, as described herein (the “Maturity Date”) (or, if such day is not a Business Day, on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest will accrue as a result of such delay), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, in immediately available funds, and to pay interest on the unpaid balance of said principal sum (as increased on account of any deferred and capitalized interest) at the rate of 9.00% per annum (computed on the basis of a 360-day year of twelve 30-day months), in like coin or currency and funds, from and including the date hereof, on the 12th day of each calendar month, commencing on January 12, 2016, and on the maturity date and each other date on which principal is due and payable (each, a “Payment Date”) until payment of such principal sum has been made or duly provided for. Amounts payable on each Payment Date shall be payable to the holder in whose name this Note is registered on the applicable Payment Date. Capitalized terms used but not defined herein shall have the meaning set forth in the Note Purchase Agreement.

Such interest will accrue from, and including, December 16, 2016 or the most recent Payment Date (whether or not such Payment Date was a Business Day) for which interest was paid to, but excluding, the relevant Payment Date. If any Payment Date falls on a day that is not a Business Day, the payment due on such day will be postponed to the next succeeding Business Day, with the same force and effect as if made on the date such payment was due, and no interest will accrue as a result of such delay.

The Applicable Percentage of the entire outstanding principal balance of this Note shall be due and payable on the Maturity Date. The “Applicable Percentage” means (i) in the case of a redemption or principal payment, repayment or prepayment, whether optional or mandatory, following an Event of Default, by application of proceeds in connection with the exercise of remedies or otherwise, or upon any acceleration or deemed acceleration of the principal of the Notes, in each case, on or prior to June 12, 2019, 107% or (ii) in the case of a redemption or principal payment, repayment or prepayment, whether optional or mandatory, following an Event of Default, by application of proceeds in connection with the exercise of remedies or otherwise, or upon any acceleration or deemed acceleration of the principal of the Notes, in each case, after June 12, 2019, 100%.

“Business Day” is any day which is not a Saturday or Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

This Note is one of a duly authorized issue of $3,500,000 aggregate principal amount of 9.00% Senior Secured Fixed Rate Notes due July 12, 2020 (the “Notes”) of the Obligors. This Note is issued pursuant to and subject to the Amended and Restated Note Purchase Agreement, dated as of December 16, 2016 (as amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”) between the Obligors and the Purchaser, and is secured by certain collateral pledged by the Obligors pursuant to the Amended and Restated Pledge and Security Agreement, dated as of December 16, 2016, between the Obligors and the Purchaser, as amended, supplemented or otherwise modified from time to time.

1. Payment. Payment of principal and interest as provided herein shall be made for the benefit of the registered owner hereof on the applicable Payment Date or on the Maturity Date, as the case may be, in each case by wire transfer to the account designated in writing to XFit Brands by such registered owner.

2. Redemption. XFit Brands, on behalf of the Obligors, may redeem the Notes, in whole or in part, at any time, at its option, at a redemption price equal to the Applicable Percentage of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on the principal amount of Notes to be redeemed to, but excluding, the redemption date. If less than all of the Notes are to be redeemed, the Notes shall be redeemed on a pro rata basis.

Notice of any such redemption must be mailed by first-class mail or electronically delivered to the registered holder of the Notes to be redeemed no less than 30 days prior to the redemption date and shall specify the designated redemption date and the aggregate principal amount to be redeemed thereon. Notice of redemption having been given, the Notes to be so redeemed shall, on the redemption date, become due and payable at the redemption price provided for herein, and from and after such date (unless the Obligors shall default in the payment of the redemption price and accrued interest) such Notes shall cease to bear interest.

In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof will be issued in the name of the holder or holders hereof.

3. Registration, Transfer, Exchange and Denominations of Notes. So long as any of the Notes remain outstanding and unpaid, the Obligors will cause to be maintained in the United States, an office or agency where the Notes may be presented for payment, transfer or exchange as provided in this Note. Such office or agency is presently located at the office of XFit Brands located at 25731 Commercentre Drive, Lake Forest, CA 92630, and the Obligors agree to give prompt written notice of any change in such office or agency to each holder of Notes then outstanding. The Obligors shall keep, or engage a third party registrar to keep, a register or registers in which, subject to such reasonable regulations as it may prescribe, the Obligors or such registrar, as the case may be, shall register the names and addresses of the holders of Notes in registered form and shall register the transfer of Notes in registered form as provided in this Note.

Whenever any Note or Notes shall be presented at such office or agency for exchange or registration of transfer, the Obligors shall execute and, in exchange therefor and upon cancellation thereof, shall deliver a new Note or Notes registered in such name or names and in such denominations as may be requested and in the same aggregate principal amount and dated as of the interest payment date to which interest has been paid on, or, if no interest has yet been so paid, then dated the date of, the Note or Notes so surrendered.

No transfer of any Note shall be registered unless evidenced by a written instrument of transfer duly executed by the registered owner in person or by his duly authorized attorney, and received by XFit Brands not less than three (3) Business Days prior to the requested transfer date or such shorter period as XFit Brands shall agree upon.

4. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York (without regard to its conflicts of law provisions other than sections 5-1401 and 5-1402 of the General Obligations Law).

5. WAIVER OF JURY TRIAL. EACH OF THE OBLIGORS AND THE HOLDER HEREBY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF, OR RELATING TO, THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, each of the Obligors has caused this Note to be duly executed in its company name.

XFIT BRANDS, INC

By:	/s/ David E. Vautrin
Name:	David E. Vautrin
Title:	CEO

THROWDOWN INDUSTRIES HOLDINGS, LLC

By:	/s/ David E. Vautrin
Name:	David E. Vautrin
Title:	CEO

THROWDOWN INDUSTRIES, LLC.

By:	/s/ David E. Vautrin
Name:	David E. Vautrin
Title:	CEO

THROWDOWN INDUSTRIES, INC.

By:	/s/ David E. Vautrin
Name:	David E. Vautrin
Title:	CEO

Dated: December 16, 2016

[Signature Page to Note R-5]